SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2008

Date of Report

(Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-32877	04-3562325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Wells Avenue

Newton, Massachusetts 02459

(Address of principal executive offices) (Zip code)

(617) 559-0033

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 14, 2008, the American Stock Exchange (“Amex”) notified Pro-Pharmaceuticals, Inc. (the “Company”) that the Company does not meet a continued listing standard because the Company has less than $4 million in stockholders’ equity and has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years, as set forth in Section 1003(a)(ii) of the Amex Company Guide. The Company intends to file by June 13, 2008 a revised plan with the Amex to regain compliance with this standard.

The Company filed its original plan following an Amex notice in June 2007 that the Company did not meet a minimum stockholders’ equity requirement of $2,000,000. The Amex in September 2007 accepted the Company’s initial plan and granted an extension until October 13, 2008 to regain compliance with the continued listing standards, subject to periodic review by Amex during the extension period. Failure to make progress consistent with the plan or to regain compliance by the end of the extension period could result in the Company being de-listed from the Amex.

The audit report on the financial statements of the Company contains a going concern qualification in its Form 10-K Annual Report for the year ended December 31, 2007.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits.

Exhibit Number

99.1	News release of Pro-Pharmaceuticals, Inc., dated May 20, 2008, entitled “Pro-Pharmaceuticals Receives Amex Non-Compliance Notice”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony D. Squeglia
Anthony D. Squeglia
Chief Financial Officer

Date: May 20, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	News release from Pro-Pharmaceuticals, Inc., dated May 20, 2008, entitled “Pro-Pharmaceuticals Receives Amex Non-Compliance Notice”